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                                                                    Exhibit 99.8


                          AMENDMENT NO. 2 dated as of September 29, 2003 (this
                  "Amendment") to the Credit Agreement dated as of July 24, 2002, as amended by Amendment No. 1 dated as of December 6, 2002 (as further amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among SERVICE CORPORATION INTERNATIONAL, a Texas corporation (the "Borrower"), the financial institutions from time to time party thereto (the "Lenders"), JPMORGAN CHASE BANK, as Administrative Agent for the Lenders (in such capacity, the "Administrative Agent") and as Collateral Agent for the Lenders, BANK OF AMERICA, N.A., as Syndication Agent for the Lenders, and CREDIT LYONNAIS NEW YORK BRANCH, LEHMAN COMMERCIAL PAPER INC. and MERRILL LYNCH CAPITAL CORPORATION, as Co-Documentation Agents for the Lenders.


         WHEREAS, the Borrower has requested that the Lenders amend certain provisions of the Credit Agreement; and

         WHEREAS, the undersigned Lenders are willing to agree to such amendments, on the terms, subject to the conditions and to the extent set forth herein;

         NOW, THEREFORE, in consideration of the above premises, the agreements, provisions and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree, on the terms and subject to the conditions set forth herein, as follows:

         SECTION 1. Definitions; References. Unless otherwise specifically defined herein, each capitalized term used herein but not defined herein which is defined in the Credit Agreement shall have the meaning assigned to such term in the Credit Agreement.

         SECTION 2. Amendment of Credit Agreement. Pursuant to Section 9.02 of the Credit Agreement, effective as of the Effective Date (as defined in Section 4 hereof), the Credit Agreement is hereby amended as follows:

         (a) Amendment of Section 1.01. The definition of Subsidiary is hereby amended and revised as follows:

                  "Subsidiary" means any subsidiary of the Borrower; provided that no Person shall be deemed to be a Subsidiary if such Person is a subsidiary of the Borrower only because such Person's accounts are consolidated with those of the Borrower in the Borrower's consolidated financial statements because such Person is considered to be a "variable interest entity" (as such term is defined in Financial Accounting Standards Board Interpretation No. 46) with respect to the Borrower.

         (b) Amendment of Section 5.01. Section 5.01 is hereby amended as follows:

                  (i) Sections 5.01 (a) and 5.01 (b) of the Credit Agreement are amended by deleting the phrase "the Borrower and its consolidated Subsidiaries" wherever it appears and replacing it with the phrase "the Borrower and its consolidated subsidiaries".

                  (ii) Section 5.01(c)(ii)(B) is hereby amended by inserting the following after "6.14" and before ",(iii)": "(and showing the effect of the exclusion from the financial statements of subsidiaries of the Borrower that are not Subsidiaries)".

         SECTION 3. Representations and Warranties. To induce the other parties hereto to enter into this Amendment, the Borrower represents to each of the Lenders and the Administrative Agent that, as of the Effective Date:

         (a) after giving effect to this Amendment, the representations and warranties of the Loan Parties set forth in the Loan Documents are true and correct with the same effect as if made on the Effective Date, except for representations and warranties that expressly relate to an earlier date, which representations and warranties were true and correct as of such earlier date;

         (b) after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing under the Credit Agreement; and

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         (c) this Amendment has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation the Borrower, enforceable against it in accordance with its terms.

         SECTION 4. Conditions to Effectiveness. This Amendment shall become effective on the date (the "Effective Date") upon which each of the following conditions is satisfied:

         (a) The Administrative Agent shall have received counterparts of this Amendment that, when taken together, bear the signatures of the Borrower and the Required Lenders.

         (b) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming that (i) the representations and warranties of the Loan Parties set forth in the Credit Agreement, as amended by this Amendment, and the other Loan Documents are true and correct as of the Effective Date, except for representations and warranties that expressly relate to an earlier date, which representations and warranties were true and correct as of such earlier date, (ii) each Loan Party is in compliance with all the terms and provisions set forth in the Credit Agreement, as amended by this Amendment, and each other Loan Document on its part to be observed or performed and (iii) after giving effect to this Amendment on the Effective Date, no Default or Event of Default shall have occurred and be continuing under the Credit Agreement.

         (c) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses (including fees, charges and disbursements of counsel) required to be reimbursed or paid by the Borrower under the Loan Documents.

         SECTION 5. Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, amend, or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Credit Agreement or any other Loan Document and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrower or any other Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. This Amendment shall apply and be effective with respect to the matters expressly referred to herein. After the Effective Date, any reference to the Credit Agreement shall mean the Credit Agreement, as modified hereby. This Amendment shall constitute a "Loan Document" for all purposes under the Credit Agreement and each other Loan Document.

         SECTION 6. APPLICABLE LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         SECTION 7. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original but all of which when taken together shall constitute but one and the same instrument. Delivery of an executed signature page of this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

         SECTION 8. Costs and Expenses. The Borrower agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent.

         SECTION 9. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.


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                  IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to be duly executed by their respective authorized officers as of the day and year first written above.


                                      SERVICE CORPORATION INTERNATIONAL,

                                         by: /s/ Jeffrey E. Curtiss
                                             -----------------------------------
                                             Name:  Jeffrey E. Curtiss
                                             Title: Senior Vice President, Chief
     Financial Officer


                                      JPMORGAN CHASE BANK,
                                      individually and as Administrative Agent,

                                         by: /s/ Michael J. Costello
                                             -----------------------------------
                                             Name:  Michael J. Costello
                                             Title: Managing Director


                                      BANK OF AMERICA, N.A.,

                                         by: /s/ Kevin Bertelsen
                                             -----------------------------------
                                             Name:  Kevin Bertelsen
                                             Title: Vice President


                                      CREDIT LYONNAIS NEW YORK BRANCH,

                                         by: /s/ Attila Koc
                                             -----------------------------------
                                             Name:  Attila Koc
                                             Title: Senior Vice President




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                                      LEHMAN COMMERCIAL PAPER INC.,

                                         by:
                                             -----------------------------------
                                             Name:
                                             Title:


                                      MERRILL LYNCH CAPITAL, CORPORATION,

                                         by: /s/ Nancy L. Meadows
                                             -----------------------------------
                                             Name:  Nancy L. Meadows
                                             Title: Assistant Vice President


                                      SIGNATURE PAGE TO AMENDMENT No. 2 DATED
                                      AS OF SEPTEMBER 29, 2003 TO THE SERVICE
                                      CORPORATION INTERNATIONAL CREDIT
                                      AGREEMENT DATED AS OF JULY 24, 2002

                                      To approve this Amendment:


                                      Name of Institution:
                                        Southwest Bank of Texas, N.A.
                                      ------------------------------------------

                                      by: /s/ Preston Moore
                                          --------------------------------------
                                          Name:  Preston Moore
                                          Title: Senior Vice President